                                                                   EXHIBIT 10.17



                        AGREEMENT OF PURCHASE AND SALE
                        ------------------------------

                                      AND
                                      ---

                           JOINT ESCROW INSTRUCTIONS
                           -------------------------


                            DATED: AUGUST 12, 1996
                            ----------------------

                        AGREEMENT OF PURCHASE AND SALE
                                      AND
                           JOINT ESCROW INSTRUCTIONS
                           -------------------------

                               TABLE OF CONTENTS
                               -----------------


                                                                            Page
                                                                            ----

1.   Purchase and Sale........................................................ 2

2.   Purchase Price........................................................... 2

3.   Payment of Purchase Price................................................ 2

4.   Escrow................................................................... 3

5.   Condition of Title....................................................... 4

6.   Title Policy............................................................. 4

7.   Conditions to Close of Escrow............................................ 5

8.   Deposits by Seller...................................................... 11

9.   Deposits by Buyer....................................................... 12

10.  Costs and Expenses...................................................... 12

11.  Prorations.............................................................. 13

12.  Disbursements and Other Actions by Escrow Holder........................ 15

13.  Seller's Representations and Warranties................................. 15

14.  Leasing Commissions Leases  and Tenant Improvements for
     Existing Leases and New Leases.......................................... 20

15.  Buyer's Covenants, Representations and Warranties....................... 20

16.  Buyer's Default; Seller's Remedies...................................... 23

17.  Seller's Default; Buyer's Remedies...................................... 24

18.  Damage or Condemnation Prior to Closing................................. 26

                         -----------------

19.  Notices................................................................. 26

20.  Brokers................................................................. 28

21.  Legal Fees.............................................................. 28

22.  Assignment.............................................................. 28

23.  Post Closing Access..................................................... 29

24.  Miscellaneous........................................................... 29


EXHIBIT "A"  LEGAL DESCRIPTION OF PACIFIC GATEWAY CENTER

EXHIBIT "B"  GRANT DEED

EXHIBIT "C"  FORM OF ESTOPPEL CERTIFICATE

EXHIBIT "D"  FORM OF SELLER'S ESTOPPEL CERTIFICATE

EXHIBIT "E"  FORM OF SHELL - HOLD HARMLESS

EXHIBIT "F"  SELLER'S CERTIFICATE

EXHIBIT "G"  ASSIGNMENT OF LEASE AND ASSUMPTION AGREEMENT

EXHIBIT "H"  ASSIGNMENT OF CONTRACTS AND ASSUMPTION AGREEMENT

EXHIBIT "I"    BILL OF SALE

EXHIBIT "J"  SCHEDULE OF CONTRACTS

                        AGREEMENT OF PURCHASE AND SALE
                        ------------------------------
                                      AND
                                      ---
                           JOINT ESCROW INSTRUCTIONS
                           -------------------------


TO   Commonwealth Land Title Company         Escrow No._________________________
     801 N. Grand Boulevard                  Escrow Officer:____________________
     12th Floor                              Title Order No.____________________
     Glendale, California 91203              Title Officer:_____________________
     ("Escrow Holder")

     This AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this "Agreement") is made and entered into as of this 12th day of August, 1996, by
- ----------
and between LAPCO INDUSTRIAL PARKS, a California joint venture ("Seller"), and
                                                                 ------
PRENTISS PROPERTIES LIMITED, INC., a Delaware corporation, with respect to the following:

                                R E C I T A L S:
                                - - - - - - - -

     A. Seller is the owner of the following properties (collectively the "Property"):
- ---------

          (1) that certain real property located in the City of Los Angeles, County of Los Angeles, State of California, located within that certain industrial park commonly referred to as the "Pacific Gateway Center", and more particularly described on Exhibit "A" attached hereto (the "Land"),
                                    -----------                       ----
     together with eighteen (18) industrial building(s) located thereon, containing approximately one million fifty-two thousand seven hundred eight (1,252,708) square feet of leasable space, associated parking areas and other improvements located thereon, including, without limitation, all apparatus, equipment and appliances used in connection with the operation and occupancy of such buildings, such as heating and air conditioning systems and facilities used to provide any utility, refrigeration, ventilation, trash or garbage disposal or other services (the "Improvements"). Pacific Gateway Center is hereinafter sometimes referred
      ------------
     to as the "Park" or as the "Real Property";
                ----             -------------

          (2) Seller's rights, title and interest to the tangible personal property, if any (collectively, "Personal Property") located on and used
                                      -----------------
     solely in connection with all or any portion of the Real Property (excluding any personal property located at Seller's offsite management office, if any);

          (3) any and all rights Seller may have to use the name "Pacific Gateway Center" and any other trade name now used in connection with the Real Property and any contract or lease rights (including, without limitation, the lessor's interest in and to all tenant leases, subleases and tenancies, including all amendments, modifications, agreements, records, correspondence and other documents affecting in any way a right to occupy any portion of the improvements (the "Leases"), and Seller's
                                                  ------
     interest in all security deposits and prepaid rent, if any, under the Leases and any and all guaranties of the Leases, utility contracts and, to
     the extent assignable without the consent of third parties, other agreements, rights and other intangible personal property owned by Seller and relating to the ownership, use and operation of the Real Property and Personal Property (collectively, the "Intangible Property"); and
                                           -------------------
          (4) all rights, privileges and easements appurtenant to the Real Property, including, without limitation, all of Seller's right, title and interest to all minerals, oil, gas and other hydrocarbon substances on and under the Real Property, as well as all development rights, air rights, water, water rights, riparian rights and water stock relating to the Real Property and any rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Real Property and all of Seller's rights, title and interest in and to all roads and alleys adjoining or servicing the Real Property.

     B. Seller desires to sell the Property to Buyer and Buyer desires to purchase the Property from Seller upon the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree that the terms and conditions of this Agreement and the instructions to Escrow Holder with regard to the escrow ("Escrow") created pursuant hereto are as follows:

                               A G R E E M E N T:
                               - - - - - - - - -

     1.   Purchase and Sale.  Seller agrees to sell the Property to Buyer, and
          -----------------
Buyer agrees to purchase the Property from Seller, upon the terms and conditions herein set forth.

     2.   Purchase Price.  The purchase price ("Purchase Price") for the
          --------------
Property shall be Forty-Three Million Seven Hundred Fifty Thousand Dollars ($43,750,000.00).

     3.   Payment of Purchase Price.  The Purchase Price for the Property shall
          -------------------------
be paid by Buyer as follows:

          (a) Option Consideration.  Upon mutual execution of this Agreement
              --------------------
     Buyer shall pay to Seller in cash the sum of $100.00 (the "Signing Fee").
                                                                -----------
     Within ten (10) days following the Opening of Escrow (as defined in Paragraph 4(a) below), Buyer shall deposit, or cause to be deposited with Escrow Holder, in cash, by certified or bank cashier's check made payable to Seller, or by a confirmed wire transfer of funds (hereafter referred to as "Immediately Available Funds"), the sum of Forty-nine Thousand Nine
         ---------------------------
     Hundred Dollars ($49,900.00) (the "Option Consideration").  Upon payment to
                                        --------------------
     Seller, the Signing Fee is fully earned by Seller as consideration for Seller entering into this Agreement. Upon deposit with Escrow Holder, the Option Consideration is fully earned by Seller as consideration for Seller granting Buyer the right to review the Property during the "Contingency Period" (as defined in Paragraph 7(a)(i) below) upon the terms set forth herein. The Signing Fee and Option Consideration shall be applied to the Purchase Price upon the "Close of Escrow" (as defined in Paragraph 4(b) below). Notwithstanding the foregoing, if the Close of Escrow does not occur based on the non-satisfaction of any condition set forth in this Agreement for Buyer's benefit, Seller agrees Buyer shall be entitled to a refund of some or all of the Option Consideration to the extent Buyer has actually incurred and paid for third party costs and fees (including, without limitation, fees for third party consultants for legal, environmental and physical) (the "Third Party
                                                              -----------
     Consultant Fees") in connection with the due diligence Buyer has undertaken
     ---------------
     with respect to the Property. The Third Party Consultant Fees shall not include any attorneys' fees Buyer has incurred in connection with the review and negotiation of this Agreement. The refundable portion of the Option Consideration is hereafter referred to as the "Refundable Option
                                                           -----------------
     Consideration". The Refundable Option Consideration shall only be returned
     -------------
     to Buyer upon Seller's receipt of (i) all of the reports, studies and the like which have been prepared on behalf of Buyer with respect to the Property, and (ii) copies of the invoices marked paid or other evidence acceptable to Seller evidencing the Third Party Consultant Fees for which Buyer is requesting a return of the Option Consideration.

          (b) Deposit.  Upon the expiration of the Contingency Period, Buyer
              -------
     shall deposit, or cause to be deposited with Escrow Holder, in Immediately Available Funds, a second deposit of Five Hundred Thousand Dollars ($500,000.00) (the "Deposit"). Escrow Holder shall place the Deposit in an
                         -------
     interest bearing account which is reasonably acceptable to Buyer and Seller. The Deposit and the interest accrued thereon shall be applied to the Purchase Price upon the Close of Escrow and if this Agreement is not terminated by Buyer prior to the expiration of the Contingency Period pursuant to Paragraph 7(a)(i) below, the Deposit shall be nonrefundable to Buyer unless the sale of the Property is not consummated under this Agreement solely as a result of a default by Seller hereunder.

          (c) Closing Funds.  At least one (1) business day prior to the Close
              -------------
     of Escrow, Buyer shall deposit or cause to be deposited with Escrow Holder, in Immediately Available Funds, the balance of the Purchase Price plus Escrow Holder's estimate of Buyer's share of closing costs, prorations and charges payable pursuant to this Agreement.

          (d) Failure.  Failure of Buyer to timely pay or deposit, as
              -------
     applicable, the Signing Fee, the Option Consideration or the Deposit shall result in the automatic termination of this Agreement in which case Seller may keep the payment or deposit(s) which has (have) been made, and both Buyer and Seller shall be relieved of all further obligations and liabilities under this Agreement, except for the Surviving Obligations defined in Paragraph 7(a) hereof.

     4.   Escrow.
          ------

          (a) Opening of Escrow.  For purposes of this Agreement, the Escrow
              -----------------
     shall be deemed opened on the date Escrow Holder shall have received a fully executed original or originally executed counterparts of this Agreement from Seller and Buyer (the "Opening of Escrow"), and Escrow
                                           -----------------
     Holder shall notify Buyer and Seller, in writing, of the date Escrow is opened. Buyer and Seller agree to execute, deliver and be bound by any reasonable or customary supplemental escrow instructions of Escrow Holder or other instruments as may reasonably be required by Escrow Holder in order to consummate the transaction contemplated by this Agreement. Any such supplemental instructions shall not conflict with, amend or supersede any portions of this Agreement. To the extent of any inconsistency between the provisions of such supplemental instructions and the provisions of this Agreement, the provisions of this Agreement shall control.

          (b) Close of Escrow.  For purposes of this Agreement, the "Close of
              ---------------                                        --------
     Escrow" shall be defined as the date that the grant deed (collectively, the
     ------
     "Grant Deed"), the form of which is attached hereto as Exhibit "B",
      ----------                                            -----------
     conveying the Property to Buyer, is recorded in the Official Records of Los Angeles County, California (the "Official Records"). This Escrow shall
                                      ----------------
     close on or before the close of business on the thirtieth (30th) day following the expiration of the Contingency Period (the "Closing Date").
                                                              ------------

     5.   Condition of Title.  It shall be a condition to the Close of Escrow
          ------------------
for Buyer's benefit that title to the Property shall be conveyed to Buyer by the Grant Deed subject to the following condition of title ("Approved Condition of
                                                         ---------------------
Title"):
- -----

          (a) a lien to secure payment of general and special real property taxes and assessments, not delinquent;

          (b) the lien of supplemental taxes assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code;

          (c) matters affecting the Condition of Title created by or with the written consent of Buyer;

          (d) all matters which are disclosed by the "Survey" (as defined in Paragraph 7(a)(ii) below) except for any matters Buyer has disapproved and Seller has agreed to eliminate or ameliorate by the Closing Date pursuant to the terms and provisions of Paragraph 7(a)(ii) below;

          (e) all exceptions which are disclosed by the "Title Report" described in Paragraph 7(a)(ii) below which are approved or deemed approved by Buyer as provided therein;

          (f) all matters which would be disclosed by a physical inspection of the Property; and

          (g) all applicable laws, ordinances, rules and governmental regulations (including, but not limited to, those relative to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Property.

     6.   Title Policy.  Title shall be evidenced by the willingness of Escrow
          ------------
Holder in its capacity as title insurer ("Title Company") to issue its ALTA
                                          -------------
Owner's Form Policy of Title Insurance ("Title Policy") in the amount of the
                                         ------------
Purchase Price showing title to the Property vested in Buyer. The Title Company shall also provide for reinsurance with direct access with such companies and in such amounts as Buyer shall reasonably require.

     7.   Conditions to Close of Escrow.
          -----------------------------

          (a) Conditions to Buyer's Obligations.  Buyer's obligation to
              ---------------------------------
     consummate the transaction contemplated by this Agreement is subject to the satisfaction of the following conditions for Buyer's benefit (or Buyer's waiver thereof, it being agreed that Buyer may waive any or all of such conditions) on or prior to the dates designated below for the satisfaction of such conditions. In the event Buyer terminates this Agreement and the Escrow due to the nonsatisfaction of any of such conditions, then Buyer shall be entitled to the return of the Refundable Option Consideration upon the terms set forth in Paragraph 3(a) above, plus the Deposit and all interest accrued thereon, and both Seller and Buyer shall be relieved of all further obligations and liabilities under this Agreement (except for the indemnity and insurance obligations of Buyer set forth in Paragraph 7(a)(i)(D) below, which shall survive any such termination (the "Surviving
                                                                      ---------
     Obligations").
     -----------

              (i)      Due Diligence Period.  Buyer shall have a period (the
                       --------------------
          "Contingency Period" herein) commencing on the date hereof and ending
           ------------------
          upon the expiration of the ninetieth (90th) day thereafter, within which to conduct inspections and due diligence of the Property in accordance with the following provisions:

              (A)      The following terms shall have the following meanings:

                       (1) "Books and Records" means all financial and other
                            -----------------
              books and records maintained by or for the benefit of Seller solely in connection with the operation of the Property; all plans, specifications, blueprints, maps, and surveys of the Property, or any part thereof; Seller's interest in all licenses or permits with respect to the Property; Seller's interest in all warranties or guaranties relating to the Property, or any portion thereof; the abstract of title, and Seller's interest in the existing policy of title insurance covering the Property; Seller's interest in any trade name or logos used in connection with the Property; and all engineering, soils and geological reports and other documents prepared in connection with the construction, maintenance, repair, management or operation of the Property which are within the possession or control of Seller, or Seller's affiliates, agents or representatives.

                        (2) "Equipment Leases" means all leases, rental or other
                             ----------------
              agreements for the use of any of the FF&E, together with all amendments thereto.

                        (3) "FF&E" means all fixtures, furniture, furnishings,
                             ----
              equipment, machinery, apparatus, appliances, and other articles of depreciable personal property now owned or leased by Seller and located on the Property and used or usable in connection with any part of the Property, subject to such depletions, and replacements as shall occur and be made in the normal course of business excluding, however property owned by tenants, employees or other persons furnishing goods or services to the Property.

                        (4) "Permits" means all of Seller's right, title, and
                             -------
              interest in all licenses and permits used or relating to the ownership or operation of the Property in accordance with its current use.

                        (5) "Contracts" means any and all service contracts,
                             ---------
              landscaping contracts, maintenance agreements, open purchase orders and other contracts for the provision of labor, services, materials or supplies to or for the benefit of the Property, together with all amendments thereto by and between Seller or its agents and the vendor providing any of the foregoing services.

                        (6) "Earthquake Guide" means the "The Commercial
                             ----------------
              Property Owner's Guide to Earthquake Safety" written and adopted by the California Seismic Safety Commission, a copy of which has been heretofore delivered by Seller to Buyer.

               (B) During the Contingency Period, Buyer shall have reasonable access to the Property, either personally or by authorized agent, to inspect the Property, including all Books and Records, Equipment Leases, Service Contracts, Permits, the Earthquake Guide and the Environmental Reports, as hereinafter defined.

               (C) Such inspections may be conducted at all reasonable times, so long as such activities do not unreasonably interfere with the tenants of the Property. Without limiting the foregoing, Seller will permit Buyer, and Buyer's attorney's, accountants, engineers, surveyors, consultants, financiers, partners, investors, lenders and bankers and such other third parties whose assistance is required in connection with the completion of Buyer's due diligence process and inspection of Property (the foregoing Persons are herein called the "Interested Parties""), upon reasonable
                                    ------------------
             notice (but without having to obtain further approval), to enter upon and inspect the Property, including all premises leased to tenants of the Property, all FF&E, the Improvements, and all Books and Records and other miscellaneous assets located at the Property or otherwise within the possession of Seller or Seller's agents. Seller will permit Buyer, and the Interested Parties, at no cost or expense to Seller, to audit the Books and Records, and to conduct such investigations, tests, or inspections as Buyer deems appropriate. Furthermore, as a part of Buyer's inspections, Buyer shall be entitled to cause such engineering and environmental inspections to be conducted at the Property as Buyer may desire, including, without limitation, inspections or studies which may require the drilling of holes in the surface of the Land (but not to ground water depth), or non-structural components of the Improvements, the removal of small soil, carpet or similar samples, and the conducting of air tests as Buyer may require.

              (D) Buyer agrees to fully and completely repair and restore the Property in the event of any damage whatsoever resulting from the due diligence and similar inspections contemplated by Subparagraph (C) above by Buyer or any of the Interested Parties during the pendency of this Agreement. Buyer hereby indemnifies and agrees to defend Seller against and hold Seller harmless from and against any and all costs (including reasonable attorney's fees), loss, damage, injury, claim or cause of action Seller may suffer or incur as arising out of or in any way related to Buyer's inspections of the Property as contemplated by Subparagraph (C) above or the acts of the Interested Parties in regard thereto. The obligations set forth in this Subparagraph (D) shall survive the termination of this Agreement. In such regard Buyer shall maintain in full force and effect a policy of general liability insurance with a broad form liability endorsement having a combined single limit of not less that $1,000,000.00 per occurrence, naming Seller as an additional insured on such insurance.

               (E) In the event Buyer disapproves, in its sole and absolute discretion, of any matter reviewed or discovered during the Contingency Period, or if for any other reason Buyer determines not to proceed with the purchase of the Property, Buyer shall have the absolute right to terminate this Agreement by the delivery of written notice to Seller of termination on or before 12:00 midnight of the last day of the Contingency Period. If Buyer terminates this Agreement in accordance with this Subparagraph (E), thereafter Seller and Buyer shall have no further obligations or liabilities under this Agreement, one to the other, except with respect to the Surviving Obligations.

               (F) In the event Buyer fails to timely terminate this Agreement in the manner specified in Subparagraph (E) above, Buyer shall deposit with the Escrow Holder the Deposit on or before the expiration of the Contingency Period, and Seller and Buyer shall thereupon proceed to consummate the transaction contemplated hereby in respect to the purchase and sale of the Property. The failure of Buyer to timely make the Deposit shall be deemed to be Buyer's election to terminate this Agreement. If Buyer terminates this Agreement in accordance with this Paragraph 7(a)(i)(E) or (F), thereafter Seller and Buyer shall have no further obligations or liabilities under this Agreement, one to the other, except for the Surviving Obligations.

     (ii)      Buyer's Review of Title.  Buyer shall have until September 24,
               -----------------------
1996 (the "Title Review Period") to approve a standard preliminary Title
           -------------------
Report from the Title Company for the Park (the "Title Report") and a recent survey of the Park (the "Survey"). Buyer shall have until the end of the Title Review Period to give Seller and Escrow Holder written notice ("Buyer's Title
                                                                -------------
Notice") of Buyer's disapproval or conditional approval of any matters shown
- ------
in the Report or disclosed by the Survey. The failure of Buyer to give Buyer's Title Notice on or before the end of the Title Review Period shall be deemed to constitute Buyer's approval of the condition of title to the Property.

     If Buyer disapproves or conditionally approves any matter of title shown in the Report, then Seller may, but shall have no obligation to, within ten (10) days after its receipt of Buyer's Title Notice ("Seller's Election Period"),
                                                 ------------------------
elect to eliminate or ameliorate to Buyer's satisfaction the disapproved or conditionally approved titlematters by giving Buyer written notice
("Seller's Title Notice") of those disapproved or conditionally approved
  ---------------------
title matters, if any, which Seller agrees to so eliminate or ameliorate by the Closing Date, provided, that, Seller shall have no obligation to pay any consideration, initiate or threaten any legal proceedings or incur any liability in order to eliminate or ameliorate such disapproved title matters. If Seller does not elect to eliminate or ameliorate any disapproved or conditionally approved title matters, or if Buyer disapproves Seller's Title Notice, or if Seller fails to timely deliver Seller's Title Notice, then Buyer shall have the right, upon delivery to Seller and Escrow Holder (on or before five (5) days following the expiration of Seller's Election Period) of a written notice, to either: (A) waive its prior disapproval, in which event said disapproved matters shall be deemed approved; or (B) terminate this Agreement and the Escrow created pursuant hereto, in which event Buyer shall be entitled to the return of the Refundable Option Consideration and the Deposit, together with all interest accrued thereon. Failure to take either one of the actions described in (A) and
(B) above shall be deemed to be Buyer's election to take the action described in
(A) above.

     If, in Seller's Title Notice, Seller has agreed to either eliminate or ameliorate to Buyer's satisfaction by the Closing Date certain disapproved or conditionally approved title matters described in Buyer's Title Notice, but Seller is unable to do so, then Buyer shall have the right (which shall be Buyer's sole and exclusive right or remedy for such failure), upon delivery to Seller and Escrow Holder (on or before one (1) business day prior to the Closing
Date) of a written notice to either: (x) waive its prior disapproval, in which event said disapproved matters shall be deemed approved; or (y) terminate this Agreement and the Escrow created pursuant hereto, in which event Buyer shall be entitled to the return of the Refundable Option Consideration and the Deposit, together with all interest accrued thereon. Failure to take either one of the actions described in (x) and (y) above shall be deemed to be Buyer's election to take the action described in (x) above.

             In the event this Agreement is terminated pursuant to any of the provisions of this Paragraph 7(a)(ii), neither party shall have any further rights or obligations hereunder except for the Surviving Obligations.

             Notwithstanding anything to the contrary above, Seller agrees that it will cause any and all deeds of trust and mortgages which encumber any portion of the Property to be fully reconveyed on the Close of Escrow, and that Seller will be responsible for any and all prepayment premiums which may accessed in connection with the repayment of such loans.

             (iii)  Seller's Obligations.  As of the Close of Escrow, Seller
                    --------------------
          shall have performed all of the obligations required to be performed by Seller under this Agreement.

             (iv)   Estoppel Certificates.  Buyer shall have received estoppel
                    ---------------------
          certificates dated not earlier than October 15, 1996 ("Estoppel
                                                                 --------
          Certificates") from (i) all of the tenants of the Park whose leased
          ------------
          premises are 60,000 square feet or larger, and tenants covering at least seventy-five percent (75%) of the square footage leased under the Leases for which the leased premises is less than 60,000 square feet. The Estoppel Certificates may be either in the form of Exhibit
                                                                        -------
          "C" attached hereto or in the form required under the applicable
          ---
          Lease. Seller shall use commercially reasonable efforts to obtain tenant estoppel certificates from the tenants, provided, such commercially reasonable efforts shall not be construed to require Seller to threaten or initiate litigation, grant any concession or pay any consideration. Buyer acknowledges that Seller will not be obligated to request Estoppel Certificates from the tenants prior to October 15, 1996.

             In the event Seller has been unable to obtain the required number of Estoppel Certificates prior to the Closing Date, Seller shall have the right, but not the obligation, to extend from time to time the Closing Date until the required Estoppel Certificates have been obtained, provided that the Closing Date shall in no event be extended for more than forty-five (45) days. If Seller has been unable to obtain the required amount of Estoppel Certificates. Seller shall also have the right, but not the obligation, to satisfy the Estoppel Certificate condition set forth in this Paragraph 7(a)(iv) through the delivery of Seller's own, separate certificate to Buyer ("Seller's
                                                                    --------
          Estoppel Certificate") for a sufficient number of Leases so that the
          --------------------
          Estoppel Certificates Seller has obtained, together with Seller's Estoppel Certificates, satisfies such condition, provided, that, Seller's Estoppel Certificates may not be provided for more than twenty percent (20%) of the total square footage to be covered by the above Estoppel Certificate requirements. The Seller's Estoppel Certificate shall be substantially in the form of Exhibit "D" attached
                                                            -----------
          hereto. The Seller's Estoppel Certificate shall survive the Close of Escrow for a period of one year. If an Estoppel Certificate is obtained after the Close of Escrow for a Lease for which a Seller's Estoppel Certificate was delivered, such Estoppel Certificate shall replace the Seller's Estoppel Certificate to the extent they are not inconsistent, and Seller shall not have any obligations or liabilities under the Seller's Estoppel Certificate to the extent that it is so replaced. Buyer agrees that it will use its commercially reasonable efforts following the Close of Escrow to obtain estoppel certificates from any tenants for whom a Seller's Estoppel Certificate was delivered.

             (v)   Survey Re-Certification. The Survey shall have been
                   -----------------------
          recertified to Buyer at any time during the term of this Agreement (the "Survey Re-Certification". The cost of the Survey
                 ----------------------
          Re-Certification shall be  the sole responsibility of Buyer.

             (vi)  Certificate Updating Representations and Warranties.  Upon
                   ---------------------------------------------------
         the Close of Escrow, Seller shall deliver a certificate to Buyer (the
         "Warranty Closing Certificate") whereby Seller shall restate the
          -----------------------------
          representations and warranties made by Seller in Paragraph 13 below as of the Close of Escrow subject to any disclosures made in writing pursuant to the provisions set forth immediately below. Buyer agrees that if, at any time prior to the Closing Date, it has knowledge of any information which would require the qualification of any of the representations and warranties set forth in Paragraph 13 for such representation and warranty to be true, it shall immediately notify Seller in writing of such information. If Buyer has knowledge of the inaccuracy of any representation or warranty made by Seller in this Agreement and fails to so notify Seller in writing prior to the Closing Date, then such representation or warranty shall be deemed to be qualified so that the warranty shall be accurate, and Seller shall have no liability therefor. When the representations and warranties set forth above are remade by Seller as of the Close of Escrow, Seller shall have the right to qualify such representations and warranties with any information it receives concerning such representations and warranties after the date of this Agreement. Within five (5) business days of the date Seller has notified Buyer in writing that it will be necessary to materially qualify any of the above representations and warranties as provided above when they are restated as of the Close of Escrow, Buyer must elect, by a writing received by Seller within such five (5) business day period, to either (i) terminate this Agreement and the Escrow, in which event the Refundable Option Consideration shall be returned to Buyer (subject to the requirements of Paragraph 3(a) above), and the Deposit, together with all interest accrued thereon, shall be returned to Buyer and neither party shall have any further obligations or liabilities hereunder, except for the Surviving Obligations, or (ii) proceed with the transaction contemplated by this Agreement, in which event the above representations and warranties shall be qualified when remade at the Close of Escrow as provided above. In the event that Seller does not receive such written notification from Buyer within such five (5) day period indicating which election Buyer has decided to make, then Buyer will be deemed to have elected to proceed with the transaction contemplated by this Agreement, with the above representations and warranties qualified when remade as of the Close of Escrow.



             (vii) Shell Hold Harmless.  On or before the Close of Escrow,
                   -------------------
          Seller or PCIG (as defined in Paragraph 24(a) hereof) shall have, at Seller's sole cost and expense, entered into a Release and Settlement Agreement with Shell Oil Company ("Shell") relative to the environmental condition of the Property substantially and materially in the form of Exhibit "E"
                                                                   -----------
          attached hereto (the "Shell Hold Harmless"). Buyer acknowledges that Seller shall have no obligation to pay any more than Two Hundred Thousand Dollars ($200,000.00) in consideration to Shell or to initiate or threaten any legal proceedings or incur any liability in order to enter into the Shell Hold Harmless. Buyer agrees to rely on the Shell Hold Harmless and to reasonably and in good faith exhaust its remedies against Shell under the Shell Hold Harmless before proceeding against Seller for breach by Seller of any Environmental Laws (as defined in Paragraph 13(q) hereof) or for breach of any of Seller's representations and warranties contained in said Paragraph 13(q). If Buyer attempts to exhaust its remedies against Shell in accordance with the terms of this Subparagraph (vii) when not barred from doing so under applicable statue of imitations periods, then Buyer and Seller agree that any statue of limitations which may be raised by Seller in defense of any action by Buyer under this Subparagraph (vii) shall be tolled during the period of time that Buyer is reasonably and in good faith pursuing its remedies against Shell under the Shell Hold Harmless and Seller shall not assert the defense of laches or any other defense based upon delay in filing litigation during this tolling period.

          (b) Conditions to Seller's Obligations.  For the benefit of Seller,
              ----------------------------------
     the Close of Escrow shall be conditioned upon the occurrence or satisfaction (or Seller's waiver thereof, it being agreed that Seller may waive such condition) of the condition that Buyer shall have timely performed all of the obligations required by the terms of this Agreement to be performed by Buyer.

     8.   Deposits by Seller.  At least one (1) business day prior to the Close
          ------------------
of Escrow, Seller shall deposit or cause to be deposited with Escrow Holder the following documents and instruments

          (a) Grant Deed. The Grant Deed, in the form attached hereto as Exhibit
              ----------                                                 -------
     "B", duly executed by Seller and acknowledged.
     ---

          (b) Seller's Certificate of Non-Foreign Status. A certificate of non-
              ------------------------------------------
     foreign status, for both federal and state ("Seller's Certificate"), duly
                                                  --------------------
     executed by Seller, in the form attached hereto as Exhibit "F".
                                                        -----------

          (c) Leases. The original Leases;
              ------

          (d) Tenant Lease Assignment. A Tenant Lease Assignment ("Assignment of
              -----------------------                              -------------
     Lease"), duly executed by Seller in the form attached hereto as Exhibit
     -----                                                           -------
     "G", pursuant to which Seller shall assign to Buyer all of Seller's right, title and interest in and to the Leases;

          (e) Contracts. Any and all original Contracts;
              ---------

          (f) Assignment of Contracts and Assumption Agreement. An Assignment of
              ------------------------------------------------
     Contracts and Assumption Agreement ("Assignment of Contracts"), duly
                                          -----------------------
     executed by Seller, in the form attached hereto as Exhibit "H", pursuant to
                                                        -----------
     which Seller shall assign to Buyer all of Seller's right, title and interest in, under and to the Contracts;

          (g) Bill of Sale. A Bill of Sale ("Bill of Sale"), duly executed by
              ------------                   ------------
     Seller in the form attached hereto as Exhibit "I", conveying all of
                                           -----------
     Seller's right, title and interest in and to the Personal Property and the Intangible Property;

          (h) Tenant Letter. A letter signed by Seller and addressed to the
              -------------
     tenants advising the tenants of the sale of the Property to Buyer and directing that all future rent payments and other charges are to be forwarded to Buyer at an address to be supplied by Buyer;

          (i) Survey Re-Certification. The Survey Re-Certification, unless the
              -----------------------
     same has previously been delivered to Buyer outside of Escrow; and

          (j) Warranty Closing Certificate. The Warranty Closing Certificate,
              ----------------------------
     duly executed by Seller.

     9.   Deposits by Buyer.  Buyer shall deposit or cause to be deposited with
          -----------------
Escrow Holder the Option Consideration and the Deposit, which, along with the Signing Fee, are to be applied towards the payment of the Purchase Price and the balance of the Purchase Price in the amounts and at the times set forth in Paragraph 3 above. In addition, Buyer shall deposit with Escrow Holder prior to the Close of Escrow the following documents and instruments:

          (a) Assignment of Lease. Counterpart of the Assignment of Lease, duly
              -------------------
     executed by Buyer; and

          (b) Assignment of Contracts. Counterpart of the Assignment of
              -----------------------
     Contracts, duly executed by Buyer.

     10.  Costs and Expenses.  Seller shall pay for the cost of the Title
          ------------------
Policy, the Survey and the cost of any of the following endorsements to the Title Policy which the Title Company is willing to issue: 116.1 (survey), 100 (modified), 123.1 (zoning), 116.4 (contiguity), 103.7 (access), 100.29 (mineral rights), 103.1 (easements) and 103.5 (water rights). The escrow fee of Escrow Holder shall be shared equally by Seller and Buyer. Seller shall pay all documentary transfer taxes and recording fees payable in connection with the recordation of the Grant Deed. Buyer and Seller shall pay, respectively, the Escrow Holder's customary charges to buyers and sellers for document drafting and miscellaneous charges. If, as a result of no fault of Buyer or Seller, Escrow fails to close, Buyer and Seller shall share equally all of Escrow Holder's fees and charges.


     11.  Prorations.  The following prorations shall be made between Seller and
          ----------
Buyer on the Close of Escrow, computed as of the Close of Escrow:

          (a) Taxes and Assessments. Real and personal property taxes and
              ---------------------
     assessments on the Property shall be prorated on the basis that Seller is responsible for (i) all such taxes for the fiscal year of the applicable taxing authorities occurring prior to the "Current Tax Period" (as hereinafter defined) and (ii) that portion of such taxes for the Current Tax Period determined on the basis of the number of days which have elapsed from the first day of the Current Tax Period up to, but not including, the Close of Escrow, whether or not the same shall be payable prior to the Close of Escrow. The phrase "Current Tax Period" refers to the fiscal year
                                  ------------------
     of the applicable taxing authority in which the Close of Escrow occurs. In the event that as of the Close of Escrow the actual tax bills for the year or years in question are not available and the amount of taxes to be prorated as aforesaid cannot be ascertained, then rates and assessed valuation of the previous year, with known changes, shall be used, and when the actual amount of taxes and assessments for the year or years in question shall be determinable, then such taxes and assessments will be reprorated between the parties to reflect the actual amount of such taxes and assessments.

          (b) Rents. Rent and other receivables under the Leases (collectively,
              -----
     "Rents") shall be prorated as of the Close of Escrow on the basis of actual
      -----
     days elapsed and a three hundred sixty-five (365) day year and shall be accounted for as follows:

             (i) Rents due and collected in the month of the Close of Escrow shall be prorated between Buyer and Seller;

             (ii) Buyer shall be entitled to all Rents and other receivables accruing after the Close of Escrow, and Seller shall be entitled to all Rents collected after the Close of Escrow that were due and payable prior to the Close of Escrow: and

             (iii) All Rents received by Buyer following the Close of Escrow shall be applied against the most recently accrued rent. Notwithstanding the foregoing, Buyer agrees that for any Leases which provide that the tenant is not obligated until after the Close of Escrow to pay for any pass through charges for real property taxes (the "Tax Pass Through Charges") which are attributable to any period
                ------------------------
          prior to the Close of Escrow, that all Tax Pass Through Charges collected by Buyer after the Close of Escrow shall first be paid to Seller with respect to any period preceding the Close of Escrow.

     Buyer will make a good faith effort after the Close of Escrow to collect all rents in the usual course of Buyer's operation of the Property, but Buyer will not be obligated to institute any lawsuit or other collection procedures to collect delinquent rents. Buyer acknowledges and agrees that Seller retains the right after the Close of Escrow to collect any and all delinquent rent and other charges due under the Leases, provided, however, that Seller shall not take any action of any kind that would disturb any tenant's possession or occupancy of its premises or affect the validity or enforceability of any Lease.

          (c) Security Deposit. Buyer shall be credited and Seller shall be
              ----------------
     charged with any security deposit and advanced rentals in the nature of a security deposit made by the tenants under the Leases, provided, that, with respect to any security deposits which are held in an interest bearing account or instrument for the benefit of a tenant, such security deposits shall be delivered to Buyer through Escrow upon the Close of Escrow and Buyer will not receive a credit there or if Seller is holding any security deposits in the form of a letter of credit, Seller will promptly arrange, following the Close of Escrow, for a replacement letter of credit to be issued in favor of Buyer at Seller's sole cost and expense.

          (d) Utilities. Gas, water, electricity, heat, fuel, sewer and other
              ---------
     utilities and the operating expenses relating to the Property shall be prorated as of the Close of Escrow to that extent such items are not directly paid for by the tenants under the Leases. Seller will notify all utility companies servicing the Property of the sale of the Property to Buyer and will request that such companies send Seller a final bill for the period ending on the last day before the Close of Escrow. Buyer will notify the utility companies that all utility bills for the period commencing on the Close of Escrow are to be sent to Buyer. Seller hereby reserves the right the receive the return of any and all utility deposits previously made with the utility companies, and Buyer will arrange for substitute deposits as may be required. If the parties hereto are unable to obtain final meter readings as of the Close of Escrow then such expenses shall be estimated as of the Close of Escrow based on the prior operating history of the Property.

          (e) Capital Expenditure Credit.  Buyer shall receive a One Million
              --------------------------
     Dollar ($1,000,000.00) credit to the Purchase Price on account of certain ADA and earthquake retrofit improvements, roof and parking lot repairs and asbestos removal. Buyer may make to the improvements following the Close of Escrow.

          (f) Insurance Charges.  Buyer shall receive a credit for any pass
              -----------------
     through charges collected by Seller under the Leases for insurance premiums and costs to the extent such charges relate to a period following the Close of Escrow.

     At least one (1) business day prior to the Close of Escrow the parties hereto shall agree upon all of the prorations to be made and submit a statement to the Escrow Holder setting forth the same. In the event that any prorations, apportionments or computations made under this Paragraph 11 shall require final adjustment, then the parties hereto shall make the appropriate adjustments promptly when accurate information becomes available and either party hereto shall be entitled to an adjustment to correct the same. Any corrected adjustment or proration will be paid in cash to the party entitled thereto and if not paid within ten ( 10) days of receipt of a written demand therefor, such sums shall thereafter bear interest at ten percent (10%) per annum, simple interest


     12.  Disbursements and Other Actions by Escrow Holder.  Upon the Close of
          ------------------------------------------------
Escrow, Escrow Holder shall promptly undertake all of the following in the manner indicated:

          (a) Prorations.  Prorate all matters referenced in Paragraph 11 based
              ----------
     upon the statement delivered into Escrow signed by the parties.

          (b) Recording.  Cause the Grant Deed and any other documents which the
              ---------
     parties hereto may mutually direct, to be recorded in the Official Records.

          (c) Funds.  Disburse from funds deposited by Buyer with Escrow Holder
              -----
     towards payment of all items chargeable to the account of Buyer pursuant hereto in payment of such costs, including, without limitation, the payment of the Purchase Price to Seller, and disburse the balance of such funds, if any, to Buyer.

          (d) Title Policy. Direct the Title Company to issue the Title Policy
              ------------
     to Buyer.

          (e) Documents to Seller. Deliver to Seller counterparts of the
              -------------------
     Assignment of the Lease and the Assignment of Contracts executed by Buyer.

          (f) Documents to Buyer. Deliver to Buyer the original Leases for the
              ------------------
     Property, the Contracts, the Bill of Sale, the Seller's Certificate, the Survey Re-Certification (unless previously delivered to Buyer), the Warranty Closing Certificate, counterparts of the Assignment of the Lease and the Assignment of Contracts executed by Seller and the letter described in Paragraph 8(h) above addressed to the tenants advising the tenants of this transaction.

     13.  Seller's Representations and Warranties. In consideration of Buyer
          ---------------------------------------
entering into this Agreement and as an inducement to Buyer to purchase the Property from Seller, Seller hereby makes the following representations and warranties to Buyer as of the date of this Agreement, each of which is material and being relied upon by Buyer:

          (a) Seller has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Seller is requisite to the valid and binding execution, delivery and performance of this Agreement.

          (b) To Seller's knowledge, there are no actions, suits, arbitration, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, actual or proposed, pending or threatened by or against Seller, nor are any contemplated by Seller, and which would materially and adversely affect the operation or value of the Property or Seller's ability to perform its obligations under this Agreement.

          (c) Other than the Leases, the Contracts and the Approved Condition of Title, there are no leases, surface or subsurface use agreements, tenancy arrangements, service contracts, management agreements, or other agreements, instruments or encumbrances created by Seller, or to Seller's knowledge created by any other person or entity, which will be in force or effect as of the Close of Escrow that grant to any person whomsoever or any entity whatsoever, any right, title, interest or benefit in or to all or any part of the Property or any right relating to the ownership, use, operation, management, maintenance or repair of all or any part of the Property, and no person or entity has any rights to acquire any of the foregoing by virtue of the acts of Seller.


          (d) Except as shown on the schedule of Leases (the "Lease Schedule")
                                                              --------------
     heretofore delivered by Seller to Buyer, with respect to the Leases: (i) there are no other promises, amendments, agreements or commitments between any tenant and Seller, nor are there any commitments which will be binding on Buyer relating to the leased premises other than as expressly set forth in such Leases; (ii) to Seller's knowledge, each Lease has not been terminated, canceled or surrendered and no written notice of termination, cancellation or surrender has been received by Seller; (iii) to Seller's knowledge, there are no uncured monetary defaults by the landlord or the tenant under any Lease nor any uncured non-monetary defaults by the landlord or the tenant of a material obligation under any Lease; and (iv) Seller has made available to Buyer true, current and complete copies of all Leases (including all amendments thereof or supplements thereto).

          (e) Seller has not received any written notices or written requests from any mortgagee, insurance company, board of fire underwriters, governmental agency or entity, or any other association having authority or power over all or any portion of the Property, requesting the performance of any work or alterations with respect to the Property or alleging a violation of law or underwriting requirements with respect to the Property which has not been performed or cured.

          (f) Seller has no knowledge of any material uncured breach or default by Seller or by any other party under the Contracts nor of any state of fact which would with the passage of time or the giving of notice, or both, constitute a material default by Seller or any other party under such agreements.

          (g) Seller has not received written notice from the supplier of water, sewage, electricity, gas or telephone services to the Property stating that such service is being or will be terminated, impaired or curtailed and Seller has no knowledge that such termination, impairment or curtailment may occur.

          (h) Seller has not received written notice of any pending or threatened condemnation or similar proceedings affecting the Property or any part thereof, nor to Seller's knowledge are any such assessments or proceedings contemplated by any governmental authority.

          (i) Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986 as amended


          (j) To Seller's knowledge, there are no pending or threatened actions, suits or proceedings before or by any court or administrative agency (i) which question the validity of this Agreement or any instrument or agreement to be executed in connection herewith, or (ii) which seek to restrain or prohibit this Agreement or the consummation of the transactions contemplated hereby.

          (k) This Agreement, when executed and delivered by Seller, shall constitute the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms.

          (l) Neither the execution and delivery of this Agreement, nor the incurring of the obligations herein set forth, nor the consummation of the transactions provided for herein, nor compliance with the terms of this Agreement, conflict with or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness, or any contract, indenture, mortgage, deed of trust, loan agreement, lease, or other agreement or instrument to which Seller is a party or by which any of Seller's property may be bound.

          (m) Seller owns all of the Personal Property free and clear of all liens and claims by third parties.

          (n) No consents are needed from the partners of Seller or third parties for Seller to fully and effectively convey the Property to Buyer.

          (o) Seller has no employees. There are no employees of Seller's agent (including the property manager) engaged in the operation or maintenance of the Property for whom Buyer will be responsible after the Close of Escrow unless Buyer agrees to employ such employees after the Close of Escrow.

          (p) Attached hereto as Exhibit "J" is a true and complete list of all
                                 -----------
     Contracts in effect as of the date of this Agreement.

          (q) To Seller's knowledge, except as disclosed in the Environmental Reports, as hereinafter defined, the Property is not in violation of any federal, state, local or administrative agency ordinance, law, rule, regulation, order or requirement relating to environmental conditions or Hazardous Material ("Environmental Laws"). Except as disclosed in the
                          ------------------
     Environmental Reports, neither Seller, nor to Seller's knowledge, any third party, has used, manufactured, generated, treated, stored, disposed of, or released any Hazardous Material on, under or about the Property or transported any Hazardous Material over the Property in violation of the Environmental Laws. Except as disclosed in the Environmental Reports, neither Seller, nor to Seller's knowledge, any third party, has installed, used or removed any storage tank on, from or in connection with the Property except in full compliance with all Environmental Laws, and to Seller's knowledge, there are no storage tanks or wells (whether existing or abandoned) located on, under or about the Property. Except as disclosed in the Environmental Reports, to Seller's knowledge, the Property does not consist of any building materials that contain Hazardous Material. For the purposes hereof, "Hazardous Material" shall mean any substance,
                           ------------------
     chemical, waste or other material which is listed, defined or otherwise identified as "hazardous" or "toxic" under any federal, state, local or administrative agency ordinance or law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)(S) 9601 et seq.; Resource Conservation and Recovery Act,
                           -- ---
     42 U.S.C. (S)(S) 6901 et seq.;
                           -- ---

     Federal Water Pollution Control Act, 33 U.S.C. (S)(S) 1251 et seq.; Clean
                                                                -- ---
     Air Act, 42 U.S.C. (S)(S) 7401 et seq.; Hazardous Materials Transportation
                                    -- ---
     Act, 49 U.S.C. (S)(S) 1471 et seq.; Toxic Substances Control Act, 15 U.S.C.
                                -- ---
     (S)(S) 2601 et seq.; Refuse Act, 33 U.S.C. (S)(S) 407 et seq.; Emergency
                 -- ---                                    -- ---
     Planning and Community Right-To-Know Act, 42 U.S.C. (S)(S) 11001 et seq.;
                                                                      -- ---
     Occupational Safety and Health Act, 29 U.S.C. (S)(S) 65 et seq., to the
                                                             -- ---
     extent it includes the emission of any Hazardous Material and includes any Hazardous Material for which hazard communication standards have been established; California Hazardous Substance Account Act, California Health & Safety Code (S)(S) 25300 et seq.; California Asbestos Notification Laws,
                                -- ---
     California Health & Safety Code (S)(S) 25915 et seq.; California Hazardous
                                                  -- ---
     Waste Control Law, California Health & Safety Code (S)(S) 22100 et seq.;
                                                                     -- ---
     California Hazardous Materials Release Response Plans and Inventory Act, California Health & Safety Code (S)(S) 25500 et seq., California Clean Air
                                                  -- ---
     Act, California Health & Safety Code (S)(S) 39608 et seq.; California Toxic
                                                       -- ---
     Pits Cleanup Act, California Health & Safety Code (S)(S) 25208 et seq;
                                                                    -- ---
     California Pipeline Safety Act, California Government Code (S)(S) 51010 et
                                                                             --
     seq.; California Toxic Air Contaminants Law, California Health & Safe Code
     ---
     (S)(S) 39650 et seq.; California Porter-Cologne Water Quality Act,
                  -- ---
     California Water Code (S)(S) 13000 et seq.; California Toxic Injection Well
                                        -- ---
     Control Act, California Health & Safety Code (S)(S) 25159.10 et seq.;
                                                                  -- ---
     California Underground Storage Tank Act, California Health & Safety Code
     (S)(S) 25280 et seq.; California Occupational Carcinogens Control Act,
                  -- ---
     California Labor Code (S)(S) 9000 et seq.; or any regulation, order, rule
                                       -- ---
     or requirement adopted thereunder, as well as any formaldehyde, urea, polychlorinated biphenyls, petroleum, petroleum product or by-product, crude oil, natural gas, natural gas liquids, liquefied natural gas or synthetic gas usable for fuel or mixture thereof, radon, asbestos and "source," "special nuclear" and "by-product" material as defined in the Atomic Energy Act of 1985, 42 U.S.C. (S)(S) 3011 et seq. The term
                                                      -- ---
     "Environmental Reports," as used in this Agreement, shall mean written Phase I, Phase II or other similar environmental assessment reports, evidencing the results of certain environmental assessments performed for the purpose of assessing the environmental condition of the Real Property, which will be identified in a writing delivered by Seller to Buyer within fifteen (15) days following the Opening of Escrow. The term "Environmental Reports" shall include all written Phase I, Phase II or other similar environmental assessment reports relating to the Property in the possession of Shell which are available for review by Buyer.

          (r) To Seller's knowledge, Seller has provided Buyer with access to all files and documents relating to the Property which are in the possession of Seller or its property manager (the "Manager"), except for
                                                        -------
     appraisals and financial analyses generated by or made on behalf of Seller and those documents which are protected by the attorney-client and/or work product privileges.


          (s) Seller has not received any written notice indicating that any tenant under any of the Leases is a debtor or debtor in possession in any pending bankruptcy proceeding, voluntary or involuntary.

     The above representations and warranties maybe qualified by a writing delivered by Seller to Buyer within fifteen (15) days following the Opening of Escrow, and Seller shall have no liability

*************
for any such matters or disclosures
specifically set forth in such writing. In addition, to the extent the documents and materials which have been or will be delivered or otherwise made available to Buyer prior to the expiration of the Contingency Period contain certain provisions or information that are inconsistent with the foregoing representations and warranties, such representations and warranties shall be deemed modified to the extent necessary to eliminate such inconsistency, and Seller shall have no liability for such modifications.

     As used in this Agreement, the words "Seller's knowledge" or words of
                                           ------------------
similar import shall be deemed to mean, and shall be limited to, the actual (as distinguished from implied, imputed or constructive) knowledge of the following individuals, without any duty of independent investigation or inquiry, Dennis DuBois, Louay Alsadek, David Rinkliff, and Brigitte Bigham, all of whom are employees of the Manager. For purposes of this Paragraph 13, Seller shall be deemed to have received notice of a fact or item only if Seller or the Manager has received a written notice thereof on or after July 1, 1994, except, that, with respect to the representations set forth in Paragraph 13(q), Seller shall be deemed to have received notice of a fact or item if Seller or the Manager received a written notice thereof on or after October 15, 1987. Seller represents and warrants to Buyer that the persons named above are those employees of the Manager who are most likely to have knowledge of the facts and circumstances which are the subject matter of the representations and warranties contained in this Paragraph 13. Seller further represents and warrants to Buyer that the persons named above are those employees of PPL who are most likely to have knowledge of and/or received the written notices described in this Paragraph 13. However, Buyer acknowledges that other employees of the Manager, both past and present, including but not limited to the engineers for the Property, may have knowledge of facts that are not known by the persons named above.

     The warranties and representations of Seller contained in this Paragraph 13 shall survive for a period of eighteen (18) months following the Close of Escrow. No claim, suit or action may be brought by Buyer against Seller arising from or relating to the representations and warranties contained in this Agreement, nor under the Seller Estoppel Certificates, if any, unless (i) the suit or action is properly filed and served no later than eighteen (18) months after the Close of Escrow; or (ii) a written notice describing the claim in detail is delivered to the Seller no later than eighteen (18) months after the Close of Escrow and a suit or action is properly filed and served on Seller no later than three (3) months following delivery of the notice.

     Notwithstanding anything contained herein to the contrary, in no event shall any provision hereof be construed to constitute an indemnity from Seller to Buyer in respect to the environmental condition of the Property or any other matter relating to environmental issues and the Property.

     14.  Leasing Commissions and Tenant Improvements for Existing Leases and
          -------------------------------------------------------------------
New Leases.
- ----------

          (a) Seller agrees that it shall be responsible for any and all leasing commissions and tenant improvement work and allowances landlord is responsible for under the existing Leases described on the Lease Schedule, except those related to any options to expand the leased premises or to extend the lease term. In furtherance of the foregoing, Buyer agrees that if Creative Computers, which is a tenant in the Park, does not exercise the express termination right under its Lease, Buyer shall be responsible for the Twenty-One Thousand Seven Hundred Twenty-eight Dollar ($21,728.00) commission to Lee & Associates upon the expiration of such lease termination right. If Seller has not completed prior to the Close of Escrow, any of the tenant improvement work for which the landlord is responsible under the existing Leases described on the Lease Schedule, Seller agrees that a holdback will be established in Escrow in an amount equal to one hundred ten percent (110%) of the estimated cost to complete such work and otherwise on terms reasonably acceptable to the parties.

          (b) During the term of this Agreement, Seller agrees that it will not enter into any new leases ("New Leases") or modify any of the existing
                                 ----------
     Leases ("Lease Modifications") without first obtaining Buyer's written
              -------------------
     consent, which consent shall not be unreasonably withheld or delayed. If any New Leases or Lease Modifications are entered into, Buyer shall be solely responsible for any and all leasing commissions and tenant improvement work or allowances thereunder. If Seller pays any leasing commissions and/or tenant improvement costs or allowances for any New Leases or Lease Modifications prior to the Close of Escrow, Seller shall receive a credit for such sums upon the Close of Escrow. If Seller is to commence any tenant improvement work under a New Lease or a Lease Modification prior to the Close of Escrow, and such work will not be completed prior to the Close of Escrow, Buyer shall have the right to reasonably approve the contractor and the terms of the construction contract for such work, and such construction contract shall be assigned to Buyer upon the Close of Escrow.

     15.  Buyer's Covenants, Representations and Warranties.  In consideration
          -------------------------------------------------
of Seller entering into this Agreement and as an inducement to Seller to sell the Property to Buyer, Buyer makes the following covenants, representations and warranties, each of which is material and is being relied upon by Seller:

          (a) Authority.  Buyer has the legal right, power and authority to
              ---------
     enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Buyer is requisite to the valid and binding execution, delivery and performance of this Agreement.

          (b) Investment Rental Property.  Buyer is acquiring the Property as
              --------------------------
     investment rental property, and not for Buyer's own operation or use.

          (c) Seller's Environmental Inquiry.  Section 25359.7 of the California
              ------------------------------
     Health and Safety Code requires owners of nonresidential property who know or have reasonable cause to believe that any release of hazardous substance has come to be located on or beneath real property to provide written notice of that condition to a buyer of such real property. There is a possibility that a release of a hazardous substance may have come to be located on or beneath the Property, including the release, if any, of such hazardous substances described in the Environmental Reports. By its execution of this Agreement, Buyer (1) acknowledges its receipt of the foregoing notice given pursuant to Section 25359.7 of the California Health and Safety Code and that it is aware of the benefits conferred to Buyer by
     Section 1542 of the California Civil Code and the risks it assumes by any waiver of its benefits thereunder; (2) is or will become fully aware of the matters described in the Environmental Reports, copies of which Buyer will have reviewed prior to the expiration of the Contingency Period; and (3) after receiving advice of its legal counsel, waives any and all rights or remedies whatsoever, express or implied, Buyer may have against Seller under Section 25359.7 of the California Health and Safety Code, including remedies for actual damages, resulting from any unknown, unforeseen or unanticipated presence or releases of hazardous substances from or on the Property. The provisions of this paragraph shall survive the Close of Escrow.

          (d) As Is.  Except for the express representations and warranties of
              -----
     Seller set forth in Paragraph 13 above, Buyer is acquiring the Property "AS IS, WHERE IS" without any representation or warranty of Seller, express, implied or statutory, as to the nature or condition of or title to the Property or its fitness for Buyer's intended use of same. Buyer is, or as of the expiration of the Contingency Period will be, familiar with the Property. Buyer is relying solely upon, and as of the expiration of the Contingency Period will have conducted, its own, independent inspection, investigation and analysis of the Property as it deems necessary or appropriate in so acquiring the Property from Seller, including, without limitation, an analysis of any and all matters concerning the condition of the Property and its suitability for Buyer's intended purposes, and a review of all applicable laws, ordinances, rules and governmental regulations (including, but not limited to, those relative to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Property.

          Without limiting the generality of the foregoing, Buyer hereby expressly waives and relinquishes any and all rights and remedies Buyer may now or hereafter have against Seller with respect to the presence or existence of Hazardous Materials on, in, under or about the Property which are disclosed either in the Environmental Reports or the "Buyer's Environmental Reports" (as defined below) (the "Known Hazardous
                                                     ---------------
     Materials"), including, without limitation, (i) any and all rights Buyer
     ---------
     may now or hereafter have to seek contribution from Seller for Known Hazardous Materials under Section 113(f)(i) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"),
                                                                      ------
     as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. (S) 9613), as the same may be further amended or replaced by any similar law, rule or regulation, (ii) any and all rights Buyer may now or hereafter have against Seller for the Known Hazardous Materials under the Carpenter-Presley-Tanner Hazardous Substance Account Act (California Health and Safety Code, (S)(S) 25300 et seq.), as the same may be further
                                   -- ---
     amended or replaced by any similar law, rule or regulation, (iii) any and all rights Buyer may now or hereafter have against Seller under the Resource Conservation and Recovery Act (42 U.S.C. (S)(S) 6901 et seq.) for
                                                                   -- ---
     the Known Hazardous Materials, (iv) any and all claims Buyer may now or hereafter have against Seller with respect to the Known Hazardous Materials under Section 107 of CERCLA (42 U.S.C. (S) 9607), and (v) any and all claims Buyer may now or hereafter have against Seller, whether known or unknown, now or hereafter existing, based on nuisance, trespass or any other common law or statutory provisions for the Known Hazardous Materials.

          "Buyer's Environmental Reports" shall refer to any final or draft
           -----------------------------
     environmental reports, studies, data and analyses Buyer obtains with respect to the Property prior to the expiration of the Contingency Period. Buyer agrees that it will deliver to Seller complete copies of Buyer's Environmental Reports prior to the expiration of the Contingency Period.

          (e) Limitation on Seller's Liability.  Except for the express
              --------------------------------
     representations and warranties of Seller set forth in Paragraph 13, Buyer represents and covenants that Seller shall not have any liability, obligation or responsibility of any kind with respect to the following:

             (i) The content or accuracy of the Survey, the Environmental Reports, or any report, study, opinion or conclusion of any soils, toxic, environmental or other engineer or other person or entity who has examined the Property or any aspect thereof;

             (ii) The content or accuracy of any information released to Buyer by an engineer or planner in connection with the development of the Property;

             (iii) The availability of building or other permits or approvals for the Property by any state or local governmental bodies with jurisdiction over the Property;

             (iv) The availability or capacity of sewer, water or other utility connections to the Property;

             (v) Any of the items delivered to Buyer pursuant to Buyer's review of the condition of the Property;

             (vi) The content or accuracy of the Offering Memorandum prepared by Cushman & Wakefield for the Property; and

             (vii) The content or accuracy of any other development or construction cost, projection, financial or marketing analysis or other information given to Buyer by Seller or reviewed by Buyer with respect to the Property.

          Notwithstanding anything contained herein to the contrary, in no event shall any provision hereof be construed to constitute an indemnity from Seller to Buyer in respect to the environmental condition of the Property or any other matter relating to environmental issues and the Property.

     16.  Buyer's Default; Seller's Remedies.
          -----------------------------------

          (a)  Buyer's Default.  Buyer shall be deemed to be in default if in
               ----------------
     respect to the transaction contemplated by this Agreement, at the Closing, Buyer fails to deliver the Purchase Price or fails to meet, comply with, or perform any covenant, agreement or obligation on the part of Buyer within the time frames and in the manner required in this Agreement, for any reason other than a default by Seller hereunder or termination of this Agreement prior to Closing in accordance with the terms hereof (any default under this clause (a) being a "Contract
                                                                       --------
     Default") .
     -------

          (b)  Seller's Remedy.
               ---------------

             (i) If Buyer is deemed to have committed a Contract Default, Seller, as Seller's sole and exclusive remedy for such default, shall be entitled to terminate all further rights of Buyer under this Agreement, including, without limitation, any right to purchase the Property, and to receive and retain the Option Consideration and the Deposit, which shall be delivered to Seller by the Escrow Holder from and after ten (10) days following receipt of written notice from Seller that Buyer has defaulted under this Agreement, which notice need not be accompanied by any other document or consent of any other party hereto, unless the Escrow Holder receives notice from Buyer within the ten (10) day period following receipt of Seller's notice, that no Contract Default by Buyer hereunder has occurred, in which event the Option Consideration and the Deposit shall be released only in accordance with joint instructions from Seller and Buyer or with an order of a court of competent jurisdiction. If Seller is entitled to the Option Consideration and the Deposit in accordance with this Paragraph 16, Buyer agrees to deliver, on written request of Seller, such instructions as may be reasonably necessary to cause the Escrow Holder to deliver the Option Consideration and the Deposit to Seller. BUYER AND SELLER AGREE THAT BASED UPON THE CIRCUMSTANCES NOW
          EXISTING, KNOWN AND UNKNOWN, IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO ESTABLISH SELLER'S DAMAGE BY REASON OF BUYER'S DEFAULT UNDER THIS AGREEMENT. ACCORDINGLY, BUYER AND SELLER AGREE THAT IN THE EVENT OF THE OCCURRENCE OF A CONTRACT DEFAULT, IT WOULD BE REASONABLE AT SUCH TIME TO AWARD SELLER, AS SELLER'S SOLE AND EXCLUSIVE REMEDY AT LAW, "LIQUIDATED DAMAGES" EQUAL TO THE AMOUNT REPRESENTED BY THE SUM OF THE OPTION CONSIDERATION PLUS THE DEPOSIT, PLUS ANY AND ALL ACCRUED INTEREST THEREON. THEREFORE, SUBJECT TO THE FOREGOING, IF BUYER COMMITS A CONTRACT DEFAULT UNDER THIS AGREEMENT, SELLER SHALL BE ENTITLED TO THE OPTION CONSIDERATION AND THE DEPOSIT HELD BY ESCROW HOLDER, TOGETHER WITH ALL INTEREST ACCRUED THEREON, AND BUYER SHALL BE RELIEVED FROM ALL OTHER OBLIGATIONS AND LIABILITIES HEREUNDER.

             (ii) NOTHING IN THIS PARAGRAPH 16 SHALL IMPAIR OR LIMIT THE EFFECTIVENESS OR ENFORCEABILITY OF THE

          INDEMNIFICATION OBLIGATIONS OF BUYER CONTAINED IN PARAGRAPHS 7(a)(i)(D) HEREOF.

             (iii) SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS PARAGRAPH 16 AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.


               /s/ DJD                          /s/ TFA
              ------------------------         ---------------
              Seller's Initials                Buyer's Initials]

     17.  Seller's Defaults; Buyer's Remedies.
          -----------------------------------

             (a)  Seller's Defaults.  Seller shall be deemed to be in default
                  ------------------
          under this Agreement if Seller fails to meet, comply with, or perform any covenant, agreement, or obligation on its part required in this Agreement, within the time limits and in the manner required in this Agreement, for any reason other than a default by Buyer hereunder or termination of this Agreement prior to Closing pursuant to the express terms and conditions hereof.

             (b)  Buyer's Remedies.  If Seller is deemed to be in default
                  -----------------
          hereunder, Buyer may, at Buyer's option, do any one of the following:

               (i) by written notice delivered to Seller, terminate this Agreement by written notice delivered to Seller on or before ten
             (10) days following occurrence of such default;

               (ii) seek and receive specific performance of Seller's obligations hereunder to sell the Property for the Purchase Price and on the terms set forth herein following the expiration of a five (5) day period following the delivery of a written notice to Seller specifying the default in question; and/or

               (iii) recover damages from Seller for any losses or costs suffered by Buyer in connection with Seller's failure to perform is obligations hereunder following the expiration of a five (5) day period following the delivery of a written notice to Seller specifying the default in question.

     (c)  Return of Deposit and the Refundable Option Consideration.  Upon the
          ---------------------------------------------------------
          occurrence of any event deemed to be a default by Seller under this Agreement, the Refundable Option Consideration and the Deposit shall be forthwith returned to Buyer by the Escrow Holder from and after ten
          (10) days following the receipt of written notice from Buyer that Seller has defaulted under this Agreement, unless the Escrow Holder receives notice from Seller within such ten

          (10) day period that no default by Seller hereunder has occurred, in which event the Refundable Option Consideration and the Deposit shall be released only in accordance with joint instructions from Seller and Buyer or with an order of a court of competent jurisdiction. If the Refundable Option Consideration and the Deposit is to be returned to Buyer in accordance with this Paragraph 17, Seller shall promptly, on written request from Buyer, execute and deliver such documents as may be required to cause the Escrow Holder to return the Refundable Option Consideration and the Deposit to Buyer. NOTHING IN

             (d)        Buyer's and Seller's Acknowledgements.  SELLER AND BUYER
                        -------------------------------------
          ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS PARAGRAPH 17 AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

               /s/ DJD                          /s/ TFA
              ----------------------           --------------
              Seller's Initials                Buyer's Initials]

     18.  Damage or Condemnation Prior to Closing.  Seller shall promptly notify
          ---------------------------------------
Buyer of any casualty to the Property or any condemnation proceeding commenced prior to the Close of Escrow. If any such damage or proceeding relates to or may result in the loss of any material portion of the Property Buyer may, at its option, elect either to: (i) to terminate this Agreement, in which event the Refundable Option Consideration (subject to the requirements of Paragraph 3(a) above) and the Deposit, plus all accrued interest thereon, shall be returned to Buyer, or (ii) continue the Agreement in effect, in which event upon the Close of Escrow, Buyer shall be entitled to any compensation, awards, or other payments or relief resulting from such casualty or condemnation proceeding relating to the Property (other than rental abatement proceeds attributable to the period prior to the Close of Escrow) and there shall be no adjustment to the Purchase Price, except that Buyer shall receive a credit to the Purchase Price in an amount equal to the deductible under Seller's insurance policy. For purposes of this Paragraph 18, damage to the Property or taking of a portion thereof shall be deemed to involve a material portion thereof if the estimated cost of restoration or repair, as estimated by Seller in its reasonable discretion, of such damage or the amount of such the condemnation award with respect to such taking shall exceed fifteen percent (15%) of the Purchase Price. If any such damage or proceeding will not result in the loss of any material portion of the Property, then this Agreement shall remain in effect, and upon the Close of Escrow, Buyer shall be entitled to any compensation, awards or other payments or relieve resulting from such casualty or condemnation proceeding relating to the Property (other than rental abatement proceeds attributable to the period prior to the Close of Escrow) and there shall no adjustment to the Purchase Price except that Buyer shall receive a credit to the Purchase Price in an amount equal to the deductible under Seller's insurance policy. Seller hereby agrees that all insurance policies presently carried by Seller with respect to the Property and in effect as of the date of this Agreement shall be remain continuously in full force and effect from the date of this Agreement through the date upon which the Close of Escrow occurs. Seller shall deliver to Buyer a schedule of such insurance policies promptly following the opening of Escrow.

     19.  Notices.  All notices or other communications required or permitted
          -------
hereunder shall be in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, telegraphed, delivered or sent by telex, telecopy or cable and shall be deemed received upon the earlier of (i) if personally delivered, the date of delivery to the address of the person to receive such notice, (ii) if mailed, three (3) business days after the date of posting by the United States post office, certified mail, return receipt requested, or (iii) if given by telex or telecopy, when sent. Any notice, request, demand, direction or other communication sent by telex or telecopy must be confirmed within forty-eight
(48) hours by letter mailed or delivered in accordance with the foregoing.

To Buyer:          Prentiss Properties Limited, Inc.
                   Suite 5000
                   1717 Main Street
                   Dallas, Texas 75201
                   Attention: Mr. Thomas F. August, President
                   Telephone No.:  (214) 761-5009
                   Fax No.:  (214) 748-1742

With copies to:    Lawrence J. Brannian, Esq.
                   Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                   1700 Pacific Avenue, Suite 4100
                   Dallas, Texas  75201-4675
                   Telephone No.:  (214) 969-2808
                   Fax No.:  (214) 969-4343

To Seller:         LAPCO Industrial Parks
                   c/o Prentiss Properties Limited, Inc.
                   1717 Main Street, Suite 5000
                   Dallas, Texas 75201
                   Attention: Dennis J. DuBois, Esq.
                   Telephone: (214) 761-5011
                   Telecopy (214) 748-1742

With copies to:    LAPCO Industrial Parks
                   c/o Prentiss Properties Limited. Inc.
                   970 West 190th Street
                   Suite 550
                   Torrance, California 90502
                   Attention:Mr. Louay Alsadek
                   Telephone:(310) 323-8300
                   Telecopy:(310) 327-7714

                   Allen, Matkins, Leck, Gamble & Mallory LLP
                   18400 Von Karman, Fourth Floor
                   Irvine, California 92612
                   Attention: Richard E. Stinehart, Esq
                   Telephone: (714) 553-1313
                   Telecopy: (714) 553-8354

To Escrow Holder:  Commonwealth Land Title Company
                   801 N. Grand Boulevard, 12th Floor
                   Glendale, California 91203
                   Attention:____________________
                   Telephone:(818) 552-7000
                   Telecopy:(818) 549-0249

Notice of change of address shall be given by written notice in the manner detailed in this Paragraph 19. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

     20.  Brokers.  Upon the Close of Escrow, Seller shall pay real estate
          -------
brokerage commissions to Cushman & Wakefield of California, Inc. with respect to this transaction in accordance with Seller's separate agreements with said broker and Seller hereby agrees to indemnify and hold Buyer free and harmless from such commission obligations. The parties acknowledge that Cushman & Wakefield of California, Inc. has acted as the sole agent of Seller in connection with this transaction. If any additional claims for brokers' or finders' fees for the consummation of this Agreement arise, then Buyer hereby agrees to indemnify, save harmless and defend Seller from and against such claims if they shall be based upon any alleged statement or representation or agreement by Buyer, and Seller hereby agrees to indemnify, save harmless and defend Buyer if such claims shall be based upon any alleged statement, representation or agreement made by Seller.

     21.  Legal Fees.  In the event of the bringing of any action or suit by a
          ----------
party hereto against another party hereunder by reason of any breach of any of the covenants or agreements or any inaccuracies in any of the representations and warranties on the part of the other party arising out of this Agreement, then in that event, the prevailing party in such action or dispute, whether by final judgment, or out of court settlement shall be entitled to have and recover of and from the other party all costs and expenses of suit, including reasonable attorneys' fees. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including reasonable attorneys' fees (collectively "Costs")
                                                                      -----
incurred in enforcing, perfecting and executing such judgment. For the purposes of this paragraph, Costs shall include, without limitation, attorneys' fees, costs and expenses incurred in the following: (i) post judgment motions; (ii) contempt proceeding; (iii) garnishment, levy, and debtor and third party examination; (iv) discovery; and (v) bankruptcy litigation.

     22.  Assignment.  Buyer shall have the right to assign its rights under
          ----------
this Agreement to any person in which Buyer has an economic interest, but such assignment shall not relieve Buyer of its obligations under this Agreement. Buyer shall not assign, transfer or convey its rights and/or obligations under this Agreement and/or with respect to the Property to any other party without the prior written consent of Seller, which consent Seller may withhold in its sole, absolute and subjective discretion. Any attempted assignment without the prior written consent of Seller shall be void and Buyer shall be deemed in default hereunder. Any permitted assignments shall not relieve the assigning party from its liability under this Agreement.

     23.  Post Closing Access.  For a period of four (4) years subsequent to the
          -------------------
Close of Escrow, Seller, and its employees, representatives and agents, shall, upon reasonable notice to Buyer, be entitled to access during normal business hours to all documents, books and records given to Buyer by Seller at the Close of Escrow or otherwise for tax and audit purposes, regulatory compliance and cooperation with governmental investigations, and Seller shall have the right to make copies of any such documents, books and records at Seller's expense.

     24.  Miscellaneous.
          -------------

          (a) Limitation of Liability.  Notwithstanding anything to the contrary
              -----------------------
     in this Agreement, to the extent that The Prentiss/Copley Investment Group, a Delaware general partnership and the managing partner of Seller ("PCIG"),
                                                                         ----
     has any liability under this Agreement, whether as a partner of Seller or otherwise, the liability of PCIG shall be limited to the assets of PCIG and Seller, and the partners of PCIG shall not have any liability to Buyer or Buyer's successors and assigns for the failure of Seller or PCIG to pay or perform any of its obligations under this Agreement.

          (b) Survival of Covenants.  Subject to the terms of Paragraph 13
              ---------------------
     hereof, the covenants, representations and warranties of Buyer set forth in this Agreement shall survive the recordation of the Grant Deed and the Close of Escrow and shall not be deemed merged into the Grant Deed upon their recordation.

          (c) Required Actions of Buyer and Seller.  Buyer and Seller agree to
              ------------------------------------
     execute such instruments and documents and to diligently undertake such actions as may be required in order to consummate the purchase and sale herein contemplated and shall use good faith efforts to accomplish the Close of Escrow in accordance with the provisions hereof.

          (d) Time of Essence.  Time is of the essence of each and every term,
              ---------------
     condition, obligation and provision hereof. All references herein to a particular time of day shall be deemed to refer to Pacific Time.

          (e) Counterparts.  This Agreement may be executed in multiple
              ------------
     counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

          (f) Captions.  Any captions to, or headings of, the paragraphs or
              --------
     Subparagraphs of this Agreement are solely for the convenience of the parties hereto, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof

          (g) No Obligations to Third Parties.  Except as otherwise expressly
              -------------------------------
     provided herein, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties thereto, to any person or entity other than the parties hereto.

          (h) Exhibits.  The Exhibits attached hereto are hereby incorporated
              --------
     herein by this reference for all purposes.

          (i) Amendment to this Agreement.  The terms of this Agreement may not
              ---------------------------
     be modified or amended except by an instrument in writing executed by each of the parties hereto.

          (j) Waiver.  The waiver or failure to enforce any provision of this
              ------
     Agreement shall not operate as a waiver of any future breach of any such provision or any other provision hereof.

          (k) Applicable Law.  This Agreement shall be governed by and construed
              --------------
     and enforced in accordance with the laws of the State of California.

          (l) Fees and Other Expenses.  Except as otherwise provided herein,
              -----------------------
     each of the parties shall pay its own fees and expenses in connection with this Agreement.

          (m) Entire Agreement.  This Agreement supersedes any prior agreements,
              ----------------
     negotiations and communications, oral or written, and contains the entire agreement between Buyer and Seller as to the subject matter hereof. No subsequent agreement, representation, or promise made by either party hereto, or by or to an employee, officer, agent or representative of either party shall be of any effect unless it is in writing and executed by the party to be bound thereby.

          (n) Partial Invalidity.  If any portion of this Agreement as applied
              ------------------
     to either party or to any circumstances shall be adjudged by a court to be void or unenforceable, such portion shall be deemed severed from this Agreement and shall in no way effect the validity or enforceability of the remaining portions of this Agreement.

          (o) Successors and Assigns.  Subject to the provisions of Paragraph 22
              ----------------------
     hereof, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

          (p) Business Days.  In the event any date described in this Agreement
              -------------
     relative to the performance of actions hereunder by Buyer, Seller and/or Escrow Holder falls on a Saturday, Sunday or legal holiday, such date shall be deemed postponed until the next business day thereafter.

          (q) Waiver of Trial By Jury.  The parties hereto irrevocably waive
              -----------------------
     their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

     THE SUBMISSION OF THIS AGREEMENT FOR EXAMINATION IS NOT INTENDED TO NOR SHALL CONSTITUTE AN OFFER TO SELL, OR A RESERVATION OF, OR OPTION OR PROPOSAL OF ANY KIND FOR THE PURCHASE OF THE PROPERTY. IN NO EVENT SHALL ANY DRAFT OF THIS AGREEMENT CREATE ANY OBLIGATION OR LIABILITY, IT BEING UNDERSTOOD THAT THIS AGREEMENT SHALL BE EFFECTIVE AND BINDING ONLY WHEN A COUNTERPART HEREOF HAS BEEN EXECUTED AND DELIVERED BY EACH PARTY HERETO, THE OPTION CONSIDERATION HAS BEEN PAID TO SELLER AND THE DEPOSIT IS DELIVERED TO ESCROW.


         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

"Buyer"                  PRENTISS PROPERTIES LIMITED, INC.,
                         a Delaware corporation

                         By: /s/ Thomas F. August
                            ---------------------------------------
                            Print Name: Thomas F. August
                                       ----------------------------
                            Print Title: President
                                        ---------------------------


"Seller"                 LAPCO INDUSTRIAL PARKS,
                         a California joint venture

                         By: The Prentiss/Copley Investment Company, a Delaware general partnership, Managing Venturer

                              By:   Prentiss Property Investments, L.P., a
                                    Delaware limited partnership,
                                    Managing Partner

                                    By:  Prentiss Property Investments, Inc., a
                                         Delaware corporation,
                                         General Partner


                                         By: /s/ Dennis J. DuBois
                                            --------------------------------
                                           Name: Dennis J. DuBois
                                                ----------------------------
                                           Title: Principal
                                                 ---------------------------

                         Acceptance by Escrow Holder:

     Commonwealth Land Title Company hereby acknowledges that it has received originally executed counterparts or a fully executed original of the foregoing Agreement of Purchase and Sale and Joint Escrow Instructions and agrees to act as Escrow Holder thereunder and to be bound by and perform the terms thereof as such terms apply to Escrow Holder.

     Dated: August 13, 1996   COMMONWEALTH LAND TITLE COMPANY


                              By: /s/ Beverly Griesse
                                 ------------------------------
                              Print Name: Beverly Griesse
                                         ----------------------
                              Its Authorized Agent

                  LEGAL DESCRIPTION OF PACIFIC GATEWAY CENTER
                  -------------------------------------------

1.   PGC-201
     19220 Normandie

Parcel 1, in the County of Los Angeles, State of California, as shown on Parcel Map No. 4647, filed in Book 55, Page 61 of Parcel Maps, in the office of the County Recorder of said County.

EXCEPT therefrom one-half of all oil, gas, minerals and other hydrocarbon substances in and under said land, but without the right of surface or subsurface entry to a depth of 500 feet from the present surface of said land, is reserved in the deed from Felix H. Franco and Lupe Franco, husband and wife, recorded May 26, 1967,in Book D3653, Page 951 Official Records.

2.   PGC-202
     19216/19218 Normandie

Parcel 2, in the County of Los Angeles, State of California, as shown on Parcel Map No. 4647, filed in Book 55, Page 61 of Parcel Maps, in the office of the County Recorder of said County.

EXCEPT therefrom one-half of all oil, gas, minerals and other hydrocarbon substances in and under said land, but without the right of surface or subsurface entry to a depth of 500 feet from the present surface of said land, is reserved in the deed from Felix H. Franco and Lupe Franco, husband and wife, recorded May 26, 1967,in Book D3653, Page 951 Official Records.

3.   PGC-203
     19306/308/326 Normandie

The West 255.3 feet of Lot 4 of Tract No. 4671, in the County of Los Angeles, State of California, as per map recorded in Book 56, pages 30 and 31 of Maps, in the office of the County Recorder of said County.

4.   PGC-205
     19603 Vermont

Parcel B of Parcel Map - L.A. No. 3036, in the City of Los Angeles, County of Los Angeles, State of California, as per map filed in Book 61, Pages 79 and 800 of Parcel Maps, in the office of the County Recorder of said County.

                                  EXHIBIT "A"
                                  -----------

5.   PGC-208
     19701 Vermont

Parcel C of Parcel Map No. L.A. 3036, in the City of Los Angeles, County of Los Angeles, State of California, as per map recorded in Book 61, Pages 79 and 80 of Parcel Maps, in the office of the County Recorder of said County.

6.   PGC-209
     991 Francisco

Parcel N, in the City of Los Angeles, County of Los Angeles, State of California, as shown on that certain map entitled "PCL Map L.A. No. 3138" recorded in Book 67 of Parcel Maps at Pages 94 and 95, records of Los Angeles County.

7.   PGC-212
     19831 Magellan

Parcel L of Parcel Map No. L.A. No. 3138, in the City of Los Angeles, County of Los Angeles, State of California, as per map filed in Book 67, Pages 94 and 95 of Parcel Maps, in the office of the County Recorder of said County.

8.   PGC-213
     19630 Pacific Gateway

Parcel E and the Southerly 53 feet of Parcel C of Parcel Map No. 3138, in the City of Los Angeles, County of Los Angeles, State of California as per map filed in Book 67, Pages 94 and 95 of Parcel Maps, in the office of the County Recorder of said County, as described in the certificate to hold as one parcel recorded June 29, 1978 as Instrument No. 78-707342, Official Records.

9.   PGC-214
     1010 Knox

Parcels A and C of Parcel Map No. 3138, in the City of Los Angeles, County of Los Angeles, State of California, as per map filed in Book 67, Pages 94 and 95 of Parcel Map, in the office of the County Recorder of said County.

EXCEPT therefrom the Southerly 53 feet of said Parcel C, as described in the Certificate to hold as one parcel, recorded November 17, 1978 as Instrument No. 78-1287389, Official Records.

                                  EXHIBIT "A"
                                  -----------

10.  PGC-215
     20101/20051 Vermont

Parcels C & D of Parcel Map No. 3209, in the City of Los Angeles, County of Los Angeles, State of California, as per map filed in Book 68, Pages 69 and 70 of Parcel Maps, in the office of the County Recorder of said County.

11.  PGC-216
     970 Francisco

Parcel A, in the City of Los Angeles, County of Los Angeles, State of California, as shown on Parcel Map No. 4760, filed in Book 129, Page 23 of Parcel Maps, in the office of the County Recorder of said County.

12.  PGC-217
     950 Francisco

Parcel C in the City of Los Angeles, County of Los Angeles, State of California, as shown on Parcel Map No. 4760, filed in Book 129, Page 23 of Parcel Maps, in the office of the County Recorder of said County.

13.  PGC-218
     990 Francisco

Parcel B, in the City of Los Angeles, County of Los Angeles, State of California, as shown on Parcel Map No. 4760, filed in Book 129, Page 23 of Parcel Maps, in the office of the County Recorder of said County.

14.  PGC-219
     1011 Francisco

Parcel "M" of Parcel Map L.A. No. 3138,in the City of Los Angeles, County of Los Angeles, State of California, as per map filed in Book 67, Pages 94 and 95 of Parcel Maps, in the office of the County Recorder of Los Angeles, California.

15.  PGC-223
     19500/19600 Vermont

Lots 54 and 55 inclusive of Tract No. 4671, in the City of Los Angeles, County of Los Angeles, State of California, as per map recorded in Book 56, Pages 30 and 31 of Maps, in the office of the County Recorder of said County.

                                  EXHIBIT "A"
                                  -----------

16.  PGC-224
     1001 Knox

Parcel A, in the City of Los Angeles, County of Los Angeles, State of California, as shown on Parcel Map L. A. No. 4759, filed in Book 139, Page 62 of Parcel Maps, in the office of the County Recorder of said County.

17.  PGC-225
     19310 Pacific Gateway

PARCEL A:

Lot 27 and those portions of Lots 22, 26, and 23, of Tract No. 4671, in the City of Los Angeles, County of Los Angeles, State of California, as per map recorded in Book 56, Pages 30 and 31 of Maps, in the office of the County Recorder of said County, together with those portions of Rosemead Street, now vacated, as shown on said Tract 4671, bounded as follows:

     Bounded on the East by the Easterly lines of said Lots 26 and 27; bounded on the South by the Southerly lines of said Lots 27 and 22 and its prolongations; bounded on the West by the Easterly line of Pacific Gateway Drive (64 feet wide), as shown and dedicated on Tract No. 32036, as per Map recorded in Book 851, Pages 12 to 14, inclusive, of Maps, in said Recorder's Office; and bounded on the North by the Northerly line of the Southerly 37 feet (measured at right angles) in said Lots 26 and 23, and its prolongation.

PARCEL B:

An easement for the construction, installation, maintenance, repair, renewal, replacement, operation and use of a storm drain pipeline or lines and appurtenances thereto of any size or materials (the "facilities") and the right of ingress and egress, together with the right and easement to discharge and conduct storm and surface waters through said facilities and to use and occupy said real property for said purposes, together with the right to remove any and all trees within and over that portion of the Easterly 10 feet (measured at right angles), of Lot 28, of Tract 4671, in the City of Los Angeles, County of Los Angeles, State of California, as per map recorded in Book 56, Pages 30 and 31 of Maps, in the Office of the County Recorder of said County, lying Northerly of the Northerly line of Knox Street (64 feet wide) as shown and dedicated on Tract No. 32036, as per Map recorded in Book 851, Pages 12 to 14, inclusive of Maps, in said Recorder's Office.

18.  PGC-227
     1111 Knox

Parcel C, in the City of Los Angeles, County of Los Angeles, State of California, as shown on Parcel Map L. A. No. 3766, filed in Book 90, Page 64 of Parcel Maps, in the office of the County Recorder of said County.

                                  EXHIBIT "A"
                                  -----------

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL
THIS GRANT DEED AND ALL
TAX STATEMENTS TO:



- ---------------------
- ---------------------
- ---------------------
- ---------------------
- --------------------------------------------------------------------------------
                                           (Above Space for Recorder's Use Only)


                                   GRANT DEED
                                   ----------


The undersigned grantors declare:
Documentary transfer tax is $__________
(X)  computed on full value of property conveyed, or
( ) computed on full value, less value of liens and encumbrances remaining at time of sale.

     FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, LAPCO INDUSTRIAL PARKS, a California joint venture ("Grantor"), hereby GRANTS to ___________________________________, a _________________________, the following described real property (the "Property") located in the City of Los Angeles, County of Los Angeles, State of California:

                SEE EXHIBIT "1" ATTACHED HERETO AND INCORPORATED
                            HEREIN BY THIS REFERENCE

SUBJECT TO:

          1.   Taxes and assessments.

          2. All other covenants, conditions, restrictions, reservations, rights, rights of way, easements, encumbrances, liens and title matters whether or not of record or visible from an inspection of the Property and all matters which an accurate survey of the Property would disclose.

///
///
///


                                  EXHIBIT "B"
                                  -----------

     IN WITNESS WHEREOF Grantor has caused this Grant Deed to be executed as of the ______ day of _______________, 199_.

                         LAPCO INDUSTRIAL PARKS a California joint venture
                         By: The Prentiss/Copley Investment Group, a Delaware general partnership, Managing Venturer

                              By:   Prentiss Property Investments, L.P., a
                                    Delaware limited partnership,
                                    Managing Partner

                                    By:  Prentiss Property Investments, Inc., a
                                         Delaware corporation,
                                         General Partner


                                         By:____________________________________
                                            Name:_______________________________
                                            Title:______________________________

                     [Attach Legal Description and Jurat]

                         TENANT'S ESTOPPEL CERTIFICATE
                         -----------------------------

     The undersigned, as Tenant under the certain Lease (the "Lease") dated as of _______, 19__, made by ____________________________, as Landlord with respect to the premises located at ___________________________, hereby certifies as follows:

     1.   The commencement date under the Lease was ______________, 19______.

     2.   The term of the Lease will expire on ________________, 19______.

     3.   Tenant has deposited with Landlord the sum of      Dollars ($     )
                                                        ---------------------
as a Security Deposit.

     4. No rents or charges have been paid in advance, except for the following rents or charges which have been paid to the date specified $
                                                                      ----------
paid to ___________, 19__.

     5. The current monthly rental (including all Consumer Price Index adjustments and as otherwise adjusted pursuant to the terms of the Lease) is
         Dollars ($      ).
- --------------------------

     6. The Lease (including all Exhibits) is in full force and effect and has not been assigned, modified, supplemental or amended in any way, except as follows:

     7. The Lease, as affected by those changes set forth in Paragraph 6 above, represents the entire agreement between the parties to the Premises;

     8. There are no uncured defaults by Landlord under the Lease, and Tenant knows of no events or conditions which, with passage of time or notice, or both, would constitute a default by Landlord under the Lease, except as follows:

     9. At the date hereof, there are no existing defenses or offsets which the undersigned has against the enforcement of the Lease by Landlord:

     10. Tenant acknowledges that it has waived any right of first refusal to purchase the Premises or any right to purchase the Premises or any option to purchase the Premises that it may have; and

     11. All conditions of the Lease to be performed by Landlord and necessary to the enforceability of the Lease have been satisfied.

                                  EXHIBIT "C"
                                  -----------

     EXECUTED this ______ day of ______________, 199__.

"Tenant"___________________________________________________________________


                                    By:          __________________________
                                    Print Name:  __________________________
                                    Print Title: __________________________


                                    By:          __________________________
                                    Print Name:  __________________________
                                    Print Title: __________________________


                                  EXHIBIT "C"
                                  -----------

                     FORM OF SELLER'S ESTOPPEL CERTIFICATE
                     -------------------------------------


     This Seller's Estoppel Certificate ("Certificate") is made as of the ____ day of ______, 199__ by LAPCO INDUSTRIAL PARKS, a California joint venture ("Seller") in favor of _________________________, a ________________________
("Buyer"), with reference to the following facts:


                                R E C I T A L S
                                - - - - - - - -

     A. Seller and Buyer entered into that certain Agreement of Purchase and Sale of Joint Escrow Instructions ("Agreement") made and entered into as of 199__, pursuant to which Seller agreed to sell to Buyer the "Property" (as defined in the Agreement).

     B. Pursuant to Paragraph 7(a)(iv) of the Agreement, Seller may elect to deliver its own estoppel certificate for the "Lease" (as defined in the Agreement) if Seller is unable to obtain an "Estoppel Certificate" from the "Tenant" (as such terms are defined in the Agreement) prior to the closing of the transaction contemplated by the Agreement.

     NOW, THEREFORE, Seller hereby certifies to Buyer as follows:

     1.   The commencement date under the Lease was __________, 19 ____.

     2.   The term of the Lease will expire on  __________, 19 ____.

     3.   Tenant has deposited with Seller the sum of ________________ Dollars
 ($          ) as a Security Deposit.
 -------------

     4. No rents or charges have been paid in advance, except for the following rents or charges which have been paid to date specified; $
                                                                   ------------
paid to _______________ 19_______.

     5. The current monthly rental (including all Consumer Price Index adjustments and as otherwise adjusted pursuant to the terms of the Lease is
              Dollars ($          .
- --------------        ------------

     6. The Lease (including all Exhibits) is in full force and effect and, to Seller's actual knowledge without any investigation or inquiry of any kind or nature whatsoever, the Lease has not been assigned, modified, supplemented or amended in any way except as follows:

     7. The Lease, as affected by those changes set forth in Paragraph 6 above, represents the entire agreement between the parties:

     8. There are no uncured defaults by Seller under the Lease, and Seller is not aware, without any investigation or inquiry or any kind or nature whatsoever, of any events or conditions which, with the passage of time or the giving of notice, or both, would constitute a default by Seller under the Lease, except as follows:

                                  EXHIBIT "E"

     9. At the date hereof, and to Seller's actual knowledge without any investigation or inquiry of any kind or nature whatsoever, there are no existing defenses or offsets which the Tenant has against the enforcement of the Lease by Seller; and

     10. All conditions of the Lease to be performed by Seller and necessary to the enforceability of the Lease have been satisfied.

     IN WITNESS WHEREOF, Seller has executed this Certificate as of the date first set forth above.

               LAPCO INDUSTRIAL PARKS, a California joint venture

                         By: The Prentiss/Copley Investment Group, a Delaware general partnership, Managing Venturer

                              By:  Prentiss Property Investments, L.P. a
                                   Delaware limited partnership, Managing
                                   Partner

                                   By:  Prentiss Property Investments, Inc. a
                                        Delaware corporation, General Partner

                                   By:

                                   Print Name:  ____________________________
                                   Print Title: ____________________________

                                   By:          ____________________________
                                   Print Name:  ____________________________
                                   Print Title: ____________________________


                                  EXHIBIT "E"

                        FORM OF HOLD HARMLESS AGREEMENT
                        -------------------------------




                                  EXHIBIT "E"

                              SELLER'S CERTIFICATE
                              --------------------


FEDERAL FIRPTA CERTIFICATE
- --------------------------

       To inform ________________ (the "Transferee") that withholding of tax
                                        ----------
under Section 1445 of the Internal Revenue Code of 1986, as amended ("Code")
                                                                     ------
will not be required by LAPCO INDUSTRIAL PARKS, a California joint venture (the "Transferor") upon the transfer of certain real property by the Transferor to
 ----------
the Transferee, the undersigned hereby certifies the following on behalf of the
Transferor:

       1. The Transferor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder); and

       2. The Transferor's U.S. employer or tax (social security) identification number is _______________.

       The Transferor understands that this Certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

SELLER'S STATE TAX WITHHOLDING CERTIFICATE
- ------------------------------------------

       Transferor hereby certifies that withholding of tax under Sections 18662 and 18668 of the California Revenue and Taxation Code (collectively, the "Act") will not be required by Transferee for the following reasons:

CHECK ALL APPLICABLE ITEMS:

[______]  1.  Transferor is a resident of California. Transferor's last known address is _____________, City of ______________, County of
              ___________, California.

[______]  2.  Transferor is a corporation qualified to do business in
              California. Transferor's California Corporate I.D. No. is
              ____________.

[______]  3.  Transferor is a partnership as determined in accordance with
              Subchapter K of Chapter 1 of Subtitle A of the Internal Revenue Code.

[______]  4.  Transferor has received a homeowner's property tax exemption for the Property.

[______]  5.  Transferor is a bank acting as a trustee other than a trustee of a deed of trust.

                                  EXHIBIT "F"
                                  -----------

       Transferor understands that this Certificate may be disclosed to the California Franchise Tax Board by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

       Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

                         LAPCO INDUSTRIAL PARKS, a California joint venture

                         By:  The Prentiss/Copley Investment Group, a
                              Delaware general partnership, Managing Venturer

                              By:   Prentiss Property Investments, L.P., a
                                    Delaware limited partnership,
                                    Managing Partner

                                    By:  Prentiss Property Investments, Inc., a
                                         Delaware corporation, General Partner

                                         By:_________________________________
                                            Name:____________________________
                                            Title:___________________________

                  ASSIGNMENT OF LEASE AND ASSUMPTION AGREEMENT
                  --------------------------------------------


     THIS ASSIGNMENT OF LEASE AND ASSUMPTION AGREEMENT ("Assignment"), made as
                                                         ----------
of the _____ day of __________, 199__, by and between LAPCO INDUSTRIAL PARKS, a California joint venture ("Assignor"), and _____________________ a __________
("Assignee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Assignor and Assignee have entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions, dated _____________, 199_

("Agreement"), for the purchase and sale of certain real property ("Property")
  ---------                                                         --------
more particularly described in Exhibit "A" to the Agreement.
                               -----------

     WHEREAS, this Assignment is being made pursuant to the terms of the Agreement for the purpose of assigning to Assignee all of Assignor's right, title and interest in and to those certain leases ("Leases") described in
                                                    ------
Schedule "1" attached hereto.
- ------------

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.  Assignment of Lease.  Assignor hereby grants, assigns, transfers,
         -------------------
conveys and delivers to Assignee the Leases and all of the right, title, estate, interest, benefits and privileges of the lessor thereunder, and Assignee hereby accepts such assignment, provided, however, that Assignor hereby retains all contract rights under the Leases which accrued prior to the transfer of the Property to Assignee, including, without limitation, any and all rights and causes of action to recover past-due rent or other charges due under the Leases.

     2.  Assumption of Obligations.  By acceptance of this Assignment, Assignee
         -------------------------
hereby assumes and agrees to perform and to be bound by all of the terms, covenants, conditions and obligations imposed upon or assumed by Assignor under the Leases. Said assumption shall have application only to those obligations under the Leases first accruing or arising on or after the delivery of this Assignment and shall have no application to obligations accruing or arising prior to said date.

     3.  Successors and Assigns.  This Assignment shall be binding upon and
         ----------------------
inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective parties hereto.

     4.  Attorneys' Fees.  In the event of the bringing of any action or suit by
         ---------------
a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys' fees.

                                  EXHIBIT "G"
                                  -----------

     5.  Governing Law.  This Assignment shall be governed by, interpreted
         -------------
under, and construed and enforceable with, the laws of the State of California.

     IN WITNESS WHEREOF the parties hereto have executed this instrument as of the date first hereinabove written.

     "Assignor"          LAPCO INDUSTRIAL PARKS, a California joint venture

                         By:  The Prentiss/Copley Investment Group, a
                              Delaware general partnership, Managing Venturer

                              By:   Prentiss Property Investments, L.P., a
                                    Delaware limited partnership,
                                    Managing Partner

                                    By:  Prentiss Property Investments, Inc., a
                                         Delaware corporation, General Partner

                                          By:__________________________________
                                              Name:____________________________
                                              Title:___________________________

     "Assignee"          ______________________________________________________
                         ______________________________________________________


                         By:___________________________________________________
                              Print Name:______________________________________
                              Print Title:_____________________________________



                         By:___________________________________________________
                              Print Name:______________________________________
                              Print Title:_____________________________________



                 [Attach Description of Leases as Schedule "1"]

                ASSIGNMENT OF CONTRACTS AND ASSUMPTION AGREEMENT
                ------------------------------------------------


     THIS ASSIGNMENT OF CONTRACTS AND ASSUMPTION AGREEMENT
("Assignment"), is made as of the day of _______________, 199__, by and between
  ----------
LAPCO INDUSTRIAL PARKS, a California joint venture ("Assignor"), and
                                                     --------
______________________, a ___________________ ("Assignee").
                                                --------

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Assignor and Assignee have entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions, dated ___________, 199__

("Agreement"), for the purchase and sale of certain real property ("Property")
  ---------                                                         --------
more particularly described in Exhibits "A" to the Agreement.

     WHEREAS, this Assignment is being made pursuant to the terms of the Agreement for the purpose of assigning to Assignee all of Assignor's rights, title and interest in and to those certain service and maintenance contracts described on Schedule "1" attached hereto (the "Contracts").
             ------------                       ---------

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Assignment of Contracts.  Assignor hereby grants, assigns, transfers,
          -----------------------
conveys and delivers to Assignee the Contracts and all of Assignor's right, title, interest, benefits and privileges thereunder, and Assignee hereby accepts such Assignment.

     2.   Assumption of Obligations.  By acceptance of this Assignment, Assignee
          -------------------------
hereby assumes and agrees to perform and to be bound by all of the terms, covenants, conditions and obligations imposed upon or assumed by Assignor under the Contracts. Said assumption shall have application only to those obligations under the Contracts first accruing or arising on or after the delivery of this Assignment and shall have no application to obligations accruing or arising prior to said date.

     3.   Successors and Assigns.  This Assignment shall be binding upon and
          ----------------------
inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective parties hereto.

     4.   Attorneys' Fees. In the event of the bringing of any action or suit by
          ---------------
a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys' fees.

                                  EXHIBIT "H"
                                  -----------

                                 BILL OF SALE
                                 ------------



     5.   Governing Law.  This Assignment shall be governed by, interpreted
          -------------
under, and construed and enforceable with, the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first hereinabove written.

     "Assignor"          LAPCO INDUSTRIAL PARKS, a California joint venture

                         By:  The Prentiss/Copley Investment Group, a
                              Delaware general partnership, Managing Venturer

                              By:  Prentiss Property Investments, L.P., a
                                 Delaware limited partnership,
                                 Managing Partner

                                 By:   Prentiss Property Investments, Inc., a
                                       Delaware corporation, General Partner


                                    By:_______________________________________
                                           Name:______________________________
                                           Title:_____________________________

     "Assignee"          _____________________________________________________
                         _____________________________________________________



                                    By:_______________________________________
                                           Name:______________________________
                                           Title:_____________________________



                                    By:_______________________________________
                                           Name:______________________________
                                           Title:_____________________________



                 [Attach Schedule of Contracts as Schedule "1"]

                                  BILL OF SALE
                                  ------------


     FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, LAPCO INDUSTRIAL PARKS, a California joint venture ("Seller"), does hereby give,
                                                     ------
grant, bargain, sell, transfer and deliver unto ________________, a ___________ ("Buyer"), the following: (i) all of that certain personal property listed on
  -----
the attached Exhibit "A" (the "Personal Property") which is owned by Seller and
             -----------       -----------------
is located on and used in connection with the real property more particularly described on Exhibit "B" attached hereto (the "Real Property"), which is being
             -----------                       -------------
conveyed to Buyer on or about of even date herewith and (ii) to the extent assignable without the consent of third parties, all contracts, agreements, permits, licenses and warranties held for use in connection with all or any portion of the Real Property and the Personal Property and any rights Seller may have in any trademarks or trade names which are utilized in connection with the operation of the Real Property (the "Intangible Property"). The Personal
                                         -------------------
Property and Intangible Property are hereby acquired by Buyer "as-is" without any representation or warranty of any kind or nature of Seller, express, implied or statutory, as to the nature of or title to the Personal Property or Intangible Property or its fitness for Buyer's intended use of same.

          EXECUTED this _____ of 199__.

     "Seller"            LAPCO INDUSTRIAL PARKS, a California joint venture

                         By:  The Prentiss/Copley Investment Group, a
                              Delaware general partnership, Managing Venturer

                              By:   Prentiss Property Investments, L.P., a
                                    Delaware limited partnership,
                                    Managing Partner

                                    By:  Prentiss Property Investments, Inc., a
                                         Delaware corporation, General Partner

                                         By:____________________________________
                                             Name:______________________________
                                             Title:_____________________________


     [SIGNATURES CONTINUED]

                                  EXHIBIT "I"
                                  -----------

     "Buyer"                ____________________________________________
                            ____________________________________________



                            By:_________________________________________
                                  Print Name:___________________________
                                  Print Title:__________________________



                            By:_________________________________________
                                  Print Name:___________________________
                                  Print Title:__________________________



      [Attach Personal Property Description and Real Property Description]

                             SCHEDULE OF CONTRACTS
                             ---------------------



                                  EXHIBIT "J"
                                  -----------